Exhibit 10.17
SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.16
Each of the following Named Executive Officers has entered into a Form of Employment Agreement as set forth in Exhibit 10.16 as of the date indicated below:

NAME	DATE

David W. Greenfield	November 3, 2006
John H. Jacko, Jr.	March 5, 2007
Frank P. Simpkins	November 3, 2006
Gary W. Weismann	August 1, 2007